Exhibit 10.14

LEASE RENEWAL AGREEMENT

THIS LEASE RENEWAL AGREEMENT, dated this 13th day of April 2022 by and between ONE SUMMIT II, LLC as Landlord and FREEDOM FREIGHT SOLUTIONS, LLC, as Tenant.

WITNESSETH:

WHEREAS, on October 18, 2021, ONE SUMMIT II, LLC as Landlord, and FREEDOM FREIGHT SOLUTIONS, LLC, as Tenant, did make and enter into a certain office Lease (the “Lease”) covering premises located at 110 E Wayne Street, situated in the City of Fort Wayne, State of Indiana, and which premises are more particularly described in the Lease; and

NOW THEREFORE, in consideration of the foregoing, the parties hereto do hereby mutually agree as follows:

1.	Landlord and Tenant have agreed to extend the term of the Lease for an additional one (l) year term beginning on May 16, 2022.
2.	The Lease Term shall be for the period of May 16, 2022, through May 15, 2023.

3.	Lease Rate: $15.50 p/s/f

4.	CPI upon further renewal based off of the “Bureau of Labor Statistics Consumer Price Index for All Urban Consumers (CPI-U) Publication for the period of 11/15/21 - 5/15/23.

Except as expressly amended herein, all other terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

This Agreement shall be binding upon the parties hereto, their respective successors and assigns.

FREEDOM FREIGHT SOLUTIONS, LLC	ONE SUMMIT II, LLC
“Tenant”	“Landlord”

Name: /s/ J. L. Evans	Name: /s/ Bill Bean
Title: President	Title: Manager
Date: 4-26-2022	Date: 4-27-22